Exhibit 10.20.2

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT WITH LANDLORD’S CONSENT (this “Assignment”) is made and entered into as of September 27, 2013 (the “Effective Date”) by and among EAST EL PASO PHYSICIANS’ MEDICAL CENTER, LLC (“Assignor”), EEPPMC PARTNERS, LLC (“Assignee”), and DOC-FSH EL PASO MEDICAL CENTER, LLC (“Landlord”).

Recitals.

A. Assignor is the “Tenant” under that certain Amended and Restated Master Lease dated August 30, 2013, a copy of which is attached hereto as Exhibit A (the “Lease”). Assignor desires the assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title and interest as Tenant under the Lease.

B. Landlord desires to consent to this Assignment.

C. Assignor, Assignee and Foundation Surgical Hospital Affiliates, L.L.C. (“FSHA”) desire to affirm and certify to Landlord that those certain guarantees (the “Guarantees”) of certain owners of Assignor will remain in effect and continue to be security for Assignee’s performance of its obligations under the Lease.

Assignment and Assumption.

In consideration of the foregoing, the covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1. Assignment. Assignor does hereby assign and transfer to Assignee all of its right, title and interest as Tenant under the Lease, effective as of the Effective Date.

2. Warranties & Representations. Assignor warrants and represents that prior to and as of the Effective Date, the term of the Lease is true and correct, in full force and effect, and that the Lease constitutes the entire understanding between the Landlord and Tenant relating to the Premises. Assignor further warrants and represents that neither Landlord nor Tenant is in default of the Lease or has a claim of breach, counterclaim, lien or offset presently existing. Assignor also represents that the rent set forth in the Lease is true and correct as stated.

3. Assumption. Assignee hereby accepts the foregoing assignment from Assignor and hereby assumes and agrees to perform all of the terms, conditions and provisions on Tenant’s part to be performed and agrees to timely pay to Landlord the rent as set forth in the Lease from and after the Effective Date.

4. Indemnification. Assignor agrees to indemnify and hold Assignee harmless from any and all obligations, duties, agreements and liabilities of Tenant under the Lease arising before the Effective Date. Assignor agrees to indemnify and hold Assignee harmless from any and all obligations, duties, agreements and liabilities of Tenant under the Lease arising out of or directly or indirectly related to any environmental hazard, risk, or contamination present on the premises identified by the Leases on or before the Effective Date or resulting directly or indirectly from any act or omission occurring on or before the Effective Date. Except as set forth in the previous sentence, Assignee agrees to indemnify and hold Assignor harmless from any and all obligations, duties, agreements and liabilities of Tenant under the Lease arising from and after the Effective Date.

5. General. The paragraph headings in this Assignment are for convenience only and do not modify, define, limit, or expand the express provisions of this Assignment. This Assignment contains the entire agreement between the parties with respect to the assignment contemplated hereby. All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment may be executed by facsimile in multiple counterparts, each of which will, for all purposes, be deemed an original, but which together will constitute one and the same instrument.

Executed as of the Effective Date.

ASSIGNOR:

EAST EL PASO PHYSICIANS’ MEDICAL CENTER, LLC

By:	Foundation Surgical Hospital Holdings, LLC, its Manager

By:
Robert M. Byers, Manager

ASSIGNEE:

EEPPMC PARTNERS, LLC

By:
Stanton Nelson, Manager

LANDLORD’S CONSENT

The undersigned, as Landlord under the Lease, hereby consents to the foregoing Assignment as follows:

1. No Waiver. Landlord’s consent shall not in any way be construed to relieve Assignee, as Tenant, from obtaining the express prior written consent of Landlord, to any further assignment or subletting for the use of any part of the premises nor shall the collection of rent by Landlord from any assignee, sublessee or other occupant be deemed a waiver of this covenant or the acceptance of said assignee, sublessee or occupant, as tenant, or a release of Assignee from the further performance by tenant of the covenants in the Lease on the part of the tenant to be performed thereunder. In addition, Landlord’s consent shall not in any way be construed to allow the Assignee to use the Premises for any use other than as expressly provided for in the Lease or as a waiver of any of the terms and conditions of the Lease, including, but not limited to, all terms and conditions concerning any further required consent of the Landlord under the Lease other than as expressly provided in the Assignment.

2. Assignee’s Liability. Upon execution of the Assignment, Assignee shall be liable for the performance of all the provisions of the Lease. The consent of the Landlord hereunder is expressly conditioned upon the Assignee accepting the Premises in an “as is, where is condition with all faults” and free from any requirement that Landlord has any obligation whatsoever to remodel, improve, rework or recondition the Premises and/or any mechanical systems servicing the same.

3. No Defaults. To the best of Landlord’s knowledge, as of the Effective Date: (a) neither Assignor nor Landlord is in default under the Lease; (b) Assignor has performed all of its obligations under the Lease; (c) no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default by Assignor under the Lease; and (d) Landlord has no current defenses or claims against Assignor under the Lease.

5. Lease. The Lease contains the entire agreement between Landlord and Assignor and has not been amended, modified, or changed in any respect. The Lease is in full force and effect. Landlord’s consent shall not in any way be deemed to be a modification of any of the terms and conditions contained in the Lease or a modification, abrogation or other waiver of any rights or remedies the Landlord may have with respect to the Assignee or Assignor under the Lease, including all of the terms and conditions thereof.

LANDLORD:

DOC-FSH EL PASO MEDICAL CENTER, LLC

By:	Physicians Realty, L.P., its Manager

	By:	Physicians Realty Trust, its general Partner

By:
John T. Thomas, President and Chief Executive Officer

AFFIRMATION AND CERTIFICATION OF GUARANTEES

Assignor, Assignee and FSHA hereby affirm and certify to Landlord that the Guarantees:

(1) shall secure performance of Assignee’s obligations under the Lease; and

(2) shall not secure any other obligation, except for Assignor’s obligations under the certain Amended and Restated Master Lease for the Hospital entered into by and between Assignor and Landlord dated August 30, 2013; and

(3) shall not be assigned for the benefit of any other creditor, without the prior written consent of Landlord, which may be withheld in DOC’s sole discretion.

Executed as of the Effective Date.

FSHA:

FOUNDATION SURGICAL HOSPITAL AFFILIATES, LLC

By:
Robert M. Byers, Manager

ASSIGNOR:

EAST EL PASO PHYSICIANS MEDICAL CENTER, LLC

By:	Foundation Surgical Hospital Holdings, LLC, its Manager

By:
Robert M. Byers, Manager

ASSIGNEE:

EEPPMC PARTNERS, LLC

By:
Stanton Nelson, Manager

EXHIBIT A

Lease

(see attached)